Shareholder Votes


A special meeting of the shareholders of the trust was held on October 31, 1997. The information below gives a brief description of each matter voted upon at the meeting and the number of votes for, against or withheld, as well as the number of abstentions as to each matter.



I.A. Proposal:  To approve the investment  advisory  agreement  between Saratoga
     Capital Management (the "Manager" or "SCM") and OpCap Advisors with respect to the Municipal Bond Portfolio (to be voted on by shareholders of the Municipal Bond Portfolio only);


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

Municipal Bond           347,964.1670           72.5560           27,609.1170



I.B. Proposal:  To approve the investment advisory agreement between the Manager and OpCap Advisors with respect to the Large Capitalization Value Portfolio, (to be voted on by the shareholders of the Large Capitalization Value Portfolio only);


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

Large Capitalization   591,571.6010          3,071.5180           62,523.4370
Value



II. Proposal: To approve the investment advisory agreement between the Manager and Harris Bretall Sullivan & Smith L.L.C. with respect to the Large Capitalization Growth Portfolio (to be voted on by the shareholders of the Large Capitalization Growth Portfolio only);


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

Large Capitalization   1,247,290.3320        2,834.0590           86,933.7660
Growth



III. Proposal: To approve a proposal to permit the Manager, in the future, to select and contract with investment advisers for each portfolio of the Trust (the "Portfolios") after obtaining the approval of the Board of Trustees of the Trust (the "Board"), but without obtaining shareholder approval;


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       12,454,583.2040       81,353.6500        1,201,570.7090
Money Market

Investment             1,010,326.4750        6,884.1370          130,572.3310
Quality Bond

Municipal Bond           355,354.5540        1,390.1690           27,609.1170

Large Capitalization     612,481.5560        6,293.1400           65,177.8600
Value

Large Capitalization   1,041,815.8070        8,720.4200           88,847.9300
Growth

Small                  1,160,383.5060        2,883.6730           44,574.4820
Capitalization

International            470,292.1170        2,058.7440           34,934.8790
Equity



IV.A.Proposal: To approve the elimination of the fundamental investment policy restricting the Portfolios from investing in unseasoned issuers (companies with a record of less than three years continuous operation, including predecessors).


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,353,295.9530      160,113.2300          366,668.3800
Money Market

Investment             1,067,786.2090       17,634.7540           74,855.9800
Quality Bond

Municipal Bond           371,880.9880        2,910.0900            9,562.7620

Large Capitalization     651,792.0490        9,803.6350           22,357.8720
Value

Large Capitalization   1,110,276.8260       15,835.4420           13,255.8890
Growth

Small                  1,183,571.5340        6,178.2840           18,091.8430
Capitalization

International            482,347.1240       12,942.8800           11,995.7360
Equity

IV.B.Proposal:  To  approve  the  elimination  of  the  fundamental   investment
     restriction prohibiting the Portfolios from investing in oil, gas or other mineral exploration or development companies.


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,360,470.0530      152,939.1300          366,668.3800
Money Market

Investment             1,070,950.6310       14,470.3320           74,855.9800
Quality Bond

Municipal Bond           373,565.5500        1,225.5280            9,562.7620

Large Capitalization     653,000.2210        8,595.4630           22,357.8720
Value

Large Capitalization   1,111,635.8430       14,476.4250           13,255.8890
Growth

Small                  1,184,692.8940        5,056.9240           18,091.8430
Capitalization

International            492,055.1340        4,021.1390           11,209.4670
Equity



IV.C.Proposal:   To  approve  the   reclassification   as  non-fundamental   the
     fundamental investment restriction on investments by the Portfolios in companies for the purpose of exercising control or management.


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,360,470.0530      152,939.1300          366,668.3800
Money Market

Investment             1,070,950.6310       14,470.3320           74,855.9800
Quality Bond

Municipal Bond           373,565.5500        1,225.5280            9,562.7620

Large Capitalization     653,000.2210        8,595.4630           22,357.8720
Value

Large Capitalization   1,111,635.8430       14,476.4250           13,255.8890
Growth

Small                  1,184,692.8940        5,056.9240           18,091.8430
Capitalization

International            492,055.1340        4,021.1390           11,209.4670
Equity



IV.D.Proposal:  To  approve  the  elimination  of  the  fundamental   investment
     restriction imposed on the Portfolios regarding investments in issuers whose securities are owned by the Trustees or officers of the Trust, or directors or officers of the investment advisers or Manager.


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,322,758.4130      190,650.7700          366,668.3800
Money Market

Investment             1,067,340.6360       18,080.3270           74,855.9800
Quality Bond

Municipal Bond           373,565.5500        1,225.5280            9,562.7620

Large Capitalization     652,088.7860        9,506.8980           22,357.8720
Value

Large Capitalization   1,109,931.1750       16,181.0930           13,255.8890
Growth

Small                  1,184,467.1920        5,282.6260           18,091.8430
Capitalization

International            492,055.1340        4,021.1390           11,209.4670
Equity



IV.E.Proposal: To approve the elimination of fundamental restrictions imposed by state securities commissions on the Portfolios concerning aggregate investments in restricted securities and unseasoned issuers.


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,353,295.9530      160,113.2300          366,668.3800
Money Market

Investment             1,067,786.2090       17,634.7540           74,855.9800
Quality Bond

Municipal Bond           371,880.9880        2,910.0900            9,562.7620

Large Capitalization     651,792.0490        9,803.6350           22,357.8720
Value

Large Capitalization   1,110,276.8260       15,835.4420           13,255.8890
Growth

Small                  1,183,571.5340        6,178.2840           18,091.8430
Capitalization

International            482,347.1240       12,942.8800           11,995.7360
Equity


IV.F.Proposal:   To  approve  the   reclassification   as  non-fundamental   the
     fundamental investment policy of the Portfolios restricting investments in illiquid securities.


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,360,470.0530      152,939.1300          366,668.3800
Money Market

Investment             1,070,950.6310       14,470.3320           74,855.9800
Quality Bond

Municipal Bond           373,565.5500        1,225.5280            9,562.7620

Large Capitalization     653,000.2210        8,595.4630           22,357.8720
Value

Large Capitalization   1,111,635.8430       14,476.4250           13,255.8890
Growth

Small                  1,184,692.8940        5,056.9240           18,091.8430
Capitalization

International            492,055.1340        4,021.1390           11,209.4670
Equity



IV.G.Proposal:  To  approve  the  elimination  of  the  fundamental   investment
     limitations imposed on the Portfolios concerning investing in other investment companies.


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,360,470.0530      152,939.1300          366,668.3800
Money Market

Investment             1,070,950.6310       14,470.3320           74,855.9800
Quality Bond

Municipal Bond           373,565.5500        1,225.5280            9,562.7620

Large Capitalization     653,000.2210        8,595.4630           22,357.8720
Value

Large Capitalization   1,111,635.8430       14,476.4250           13,255.8890
Growth

Small                  1,184,692.8940        5,056.9240           18,091.8430
Capitalization

International            492,055.1340        4,021.1390           11,209.4670
Equity



IV.H.Proposal:   To  approve  the   reclassification   as  non-fundamental   the
     fundamental investment limitations imposed on the Portfolios concerning short sales.


Portfolio                  For               Against               Abstain
---------                  ---               -------               -------

U.S. Government       13,353,295.9530      160,113.2300          366,668.3800
Money Market

Investment             1,067,786.2090       17,634.7540           74,855.9800
Quality Bond

Municipal Bond           371,880.9880        2,910.0900            9,562.7620

Large Capitalization     651,792.0490        9,803.6350           22,357.8720
Value

Large Capitalization   1,110,276.8260       15,835.4420           13,255.8890
Growth

Small                  1,183,571.5340        6,178.2840           18,091.8430
Capitalization

International            490,089.6580        5,200.3460           11,995.7360
Equity